                                                                   EXHIBIT 10.17


                              CONSULTING AGREEMENT

              THIS CONSULTING AGREEMENT (this "Agreement") dated as of January 1, 2002 is by and between STERLING CHEMICALS HOLDINGS, INC., a Delaware corporation (the "Company"), and ROBERT W. ROTEN ("Mr. Roten").

                             PRELIMINARY STATEMENTS

       1. The Company desires to retain Mr. Roten in a consulting and advisory capacity upon the terms and conditions hereinafter set forth.

       2. Mr. Roten is willing to act in a consulting and advisory capacity to the Company upon the terms and conditions hereinafter set forth.

              NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

              Section 1. Engagement and Duties. (a) In order to permit the Company to continue to have the benefit of Mr. Roten's experience and knowledge of the business and affairs of the Company and its subsidiaries (collectively, the "Constituent Companies"), and his reputation and contacts in the industry, the Company hereby engages Mr. Roten to provide, during the Advisory Period (as defined below), such advisory and consulting services as the Company may reasonably request from time to time, and Mr. Roten hereby accepts such engagement and agrees to provide such services.

              (b) As used in this Agreement, "Advisory Period" means the period beginning on January 1, 2002 and continuing thereafter until this Agreement is terminated by either party by providing the other party with 30 days' prior written notice of such termination; provided, however, that the Advisory Period shall automatically terminate upon the earliest to occur of (i) Mr. Roten becoming a full-time employee of any third party, (ii) Mr. Roten's death or incapacity and (iii) the expiration of Mr. Roten's term as a director of Holdings, his resignation as a director of Holdings or his removal as a director of Holdings.

              Section 2. Compensation. (a) During the term of this Agreement, the Company shall pay to Mr. Roten an advisory fee (the "Monthly Advisory Fee") in an amount equal to $10,000 for each Monthly Period (as defined below); provided, however, that in the event that the Advisory Period terminates other than on the last day of a Monthly Period, the Monthly Advisory Fee for the Monthly Period during which such termination becomes effective shall be reduced to an amount equal to the Monthly Advisory Fee times a fraction, the numerator of which is the number of days elapsed since the beginning of the relevant Monthly Period and the denominator of which is the number of days in such Monthly Period. For purposes of this Agreement, a "Monthly Period" is the period commencing on the 1st day of any month during the Advisory Period and continuing thereafter until the last day of such month. The Company shall pay Mr. Roten the Monthly Advisory Fee for each Monthly Period on or before the 1st day of the calendar month immediately following the end of such Monthly Period.

              (b) The parties acknowledge and agree that Mr. Roten is and shall be an independent contractor with respect to all services performed hereunder and that Mr. Roten shall not be performing the services hereunder as an officer, agent, representative, employee or servant of the Company. In addition, nothing contained in this Agreement shall entitle Mr. Roten to participate in any employee benefits plans or programs established or maintained by the Company or be entitled to a bonus of any kind.

              Section 3. Business Expenses. The Company agrees to reimburse Mr. Roten for all expenses reasonably incurred by him in the performance of his duties hereunder. Requests for reimbursement shall be accompanied by appropriate documentation.

              Section 4. Tax Withholdings. The Company shall be entitled to withhold from all payments hereunder all applicable taxes (federal, state and other) which it is required by law to withhold therefrom.

              Section 5. Counterparts. This Agreement may be executed by the parties in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same agreement.

              Section 6. Severability. Should any clause, sentence, paragraph, subsection or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom as if such stricken part or parts had never been included herein.

              Section 7. Amendments and Waivers. No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the parties. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom that waiver is sought to be enforced. No failure or delay on the part of either party in exercising any right, power or privilege hereunder, and no course of dealing between the parties, shall operate as a waiver of any right, power or privilege hereunder. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. No notice to or demand on either party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of either party to any other or further action in any circumstances without notice or demand.

              Section 8. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

              Section 9. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties with respect to the matters contemplated hereby, and supersedes all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise. There are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between the parties concerning the subject matter hereof except as set forth herein.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        STERLING CHEMICALS HOLDINGS, INC.



                                        By:
                                           -------------------------------------
                                           David G. Elkins, President and Co-CEO


                                        CONSULTANT:



                                        ----------------------------------------
                                        Robert W. Roten





                                      -3-